Exhibit 10.2

SEVENTH AMENDMENT TO LOAN AGREEMENT

This Seventh Amendment to Loan Agreement (this “Seventh Amendment”) is entered into as of January 15, 2025 (“Effective Date”) by and between SemiLEDs Corporation (“Borrower”) and Trung Doan (“Lender”) (Borrower and Lender are hereinafter collectively referred to as “Parties”, and individually a “Party”).

WHEREAS, Parties have entered into that certain Loan Agreement as of January 8, 2019 (“Original Agreement”), and the Amendment to the Loan Agreement dated January 16, 2021 (“Amendment”); the Second Amendment to the Loan Agreement dated January 14, 2022 (“Second Amendment”); the Third Amendment to the Loan Agreement dated January 13, 2023 (“Third Amendment”); the Fourth Amendment to the Loan Agreement dated January 7, 2024 (“Fourth Amendment”); the Fifth amendment to the Loan Agreement dated February 9, 2024 (“Fifth Amendment”); and the Sixth Amendment to the loan Agreement dated July 3, 2024 (“Sixth Amendment”) the Maturity Date thereunder being January 15, 2025. The Loan Agreement together with the Amendment, the Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and all Loan Documents are hereby collectively referred to as the “Loan Agreement”.

NOW, THEREFORE, the Parties desire to extend the Maturity Date and renew the Note as follows:

1.
In addition to the terms defined elsewhere in this Seventh Amendment, capitalized terms used in this Seventh Amendment shall have the same meanings ascribed to them in the Loan Agreement.
2.
The Parties agree to amend Section 2.2 of the Loan Agreement from:

“2.2 Maturity of the Loan. The Borrower shall repay the Loan in full on the sixth anniversary of the Drawdown Date (the “Maturity Date”), unless the Loan is sooner accelerated pursuant to this Agreement or any other of the Loan Document.”

to:

“2.2 Maturity of the Loan. The Borrower shall repay the Loan in full on the seventh anniversary of the Drawdown Date (the “Maturity Date”), unless the Loan is sooner accelerated pursuant to this Agreement or any other of the Loan Document.”

The new Maturity Date is January 15, 2026.

3.
The Parties agree that corresponding changes shall be made to the Note attached to the Loan Agreement as follows:
(a)
The Maturity Date of the Note shall be amended to be January 15, 2026.
4.
Unless otherwise expressly provided herein, all other terms and conditions in the Loan Agreement shall remain in full force and effect.
5.
This Seventh Amendment shall be deemed as an integral part of the Loan Agreement but shall take precedence if there is any discrepancy between this Seventh Amendment and the Loan Agreement.
6.
This Seventh Amendment may be executed, including execution by email, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

The Parties hereto have caused this Seventh Amendment to be executed and delivered as of the date first written above.

Exhibit 10.2

SemiLEDs Corporation

By: /s/ Christopher Lee

Name: Christopher Lee

Title: Chief Financial Officer

Trung Doan

By: /s/ Trung Doan

Name: Trung Doan

Title: Chairman of the Board